EXHIBIT 99.1

1606 Corp.’s AI Chatbot Generates Immediate Revenue Growth from New ISO Partnership

Seattle, WA, January 25, 2024 –1606 Corp. (Stock Symbol: CBDW), an industry leader in the development of AI-powered merchandising chatbots, is pleased to announce a remarkable achievement related to its brand new partnership with Cannasite, a reseller of CBDW’s AI-driven merchandising chatbot. Within just three days of signing the partnership with CannaSite, CBDW has successfully closed multiple new chatbot customers. This instant impact of revenue growth underscores the effectiveness and readiness of our marketing strategies.

The early success with CannaSite, even before the commencement of CBDW’s targeted marketing efforts to their extensive client base of over 300 CBD merchants, highlights the strong demand and potential of ChatCBDW. This quick start, leading to immediate revenue generation, promises a bright future for the program and sets a high bar for the upcoming official marketing campaign.

Greg Lambrecht, CEO of 1606 Corp., expressed his enthusiasm: “The immediate onboarding of customers through our partnership with CannaSite is a testament to the market’s readiness for advanced AI solutions. We are not only witnessing swift integration of our chatbots but also the tremendous potential for revenue and growth with web platform sales in partnership with CannaSite.”

The Rising Trend of Retail Chatbot Usage

The retail industry is increasingly embracing chatbot technology to meet the evolving needs of the digital consumer. Chatbots offer a range of benefits including 24/7 customer service, personalized shopping experiences, and efficient handling of customer inquiries. This trend is reflective of a broader shift towards AI-driven solutions in the retail sector, which is why we believe CBDW is in the right place at the right time.

About CannaSite

CannaSite is a leading provider of web design and digital marketing services in the cannabis industry with a robust client base and significant industry connections. Offering website packages for every cannabis company in any stage of business, their mission is to provide strategic website design that keeps the user eager for more. Their partnership with 1606 Corp. is set to revolutionize the AI merchandising landscape in the cannabis sector.

About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in the online CBD industry. Our mission is to revolutionize customer service, addressing the most significant challenges faced by consumers in the digital marketplace. We are dedicated to transforming the CBD industry through cutting-edge AI centric solutions, ensuring a seamless and efficient customer experience.

As a visionary enterprise, 1606 Corp. equips businesses with the advanced tools they need to excel in the competitive digital landscape. Our commitment to innovation and quality positions us as a leader in the field, driving the industry forward and setting new benchmarks for success and customer satisfaction.

Industry Information

The global artificial intelligence market has seen remarkable growth, valued at $428 billion in 2022 and projected to reach $2.25 trillion by 2030. With a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%, AI’s global impact is undeniable, with as many as 97 million individuals expected to work in the AI sector by 2025, according to fortunebusinessinsights.com

Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and 1606 Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

SOURCE 1606 Corp

Contact

(Greg Lambrecht // Greg@1606corp.com // CBDW.AI)

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